UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

Personalis, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38943	27-5411038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Dumbarton Circle
Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

(650) 752-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PSNL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2024, Personalis, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Merck Sharp & Dohme LLC (“Merck”) pursuant to which Merck has agreed to purchase from the Company 14,044,943 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $3.56, representing the last reported closing price of the Common Stock on The Nasdaq Global Market on December 18, 2024, for gross proceeds to the Company of approximately $50.0 million. The closing is expected to occur on or about December 19, 2024 (the “Closing Date”). Pursuant to the terms of the Investment Agreement, the Company agreed to reserve $10.0 million of the proceeds to open an ISO-certified laboratory in a region outside of the United States, with such region mutually agreed upon by the Company and Merck.

Pursuant to the terms of the Investment Agreement, Merck agreed to certain customary standstill restrictions that apply from the Closing Date until the earlier of (a) the second anniversary of the Closing Date and (b) the first time that Merck and its affiliates no longer own at least 50% of the Company’s shares owned by Merck immediately following the Closing Date (this clause (b), the “Investor Rights Period,” and the earlier of clause (a) and (b), the “Standstill Period”). These standstill restrictions will lapse prior to the end of the Standstill Period if the Company publicly announces the entry into a definitive agreement providing for a change of control transaction. In addition, during the Investor Rights Period, the Company has agreed to provide Merck with certain information and strategic transaction notification rights, including to notify Merck in certain circumstances and subject to certain specified exceptions if (a) the Company receives a bona fide offer, indication of interest or proposal from a third party for a change of control transaction (a “Proposal”) or (b) the Company’s board of directors commences a process for solicitation of offers or indications of interest for a change of control transaction (a “Sale Process”). Subject to specific exceptions, the Company agreed to provide Merck with a reasonable opportunity to respond to a Proposal or participate in a Sale Process in a similar manner to other participants. In addition, during the Investor Rights Period the Company agreed to provide Merck with the opportunity to participate pro rata in future equity or equity-linked offerings of the Company, subject to specified exceptions.

Merck also agreed to certain voting commitments under the Investment Agreement that, during the Standstill Period, require Merck to vote, subject to specified exceptions, any shares of Common Stock that Merck owns in accordance with the recommendations of the Company’s board of directors. Such voting commitments generally apply to director nominations for any meeting of the Company’s stockholders, amendments to the Company’s charter to increase the authorized shares of Common Stock, various compensation-related matters, and ratification of the Company’s auditors. Merck also agreed not to transfer (a) any Shares to any third party, subject to certain specified exceptions, for 90 days following the Closing Date or (b) at any time any Shares or other securities acquired under the Investment Agreement to certain restricted parties and activist investors specified in the Investment Agreement.

Pursuant to the terms of the Investment Agreement, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission within 30 calendar days of the date of sale of the Shares to register the Shares for resale.

The Investment Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Investment Agreement. Such representations, warranties and covenants (a) are intended as a way of allocating risk between the parties to the Investment Agreement and not as statements of fact, and (b) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Investment Agreement is included with this filing only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing summary of the Investment Agreement is qualified in its entirety by reference to the full text of the Investment Agreement, a copy of which is attached to this report as Exhibit 4.1, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information related to the sale and issuance of the Shares contained in Item 1.01 of this report is incorporated by reference under this Item 3.02.

The sale and issuance of the Shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Merck represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Shares are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates for the Shares.

Item 8.01	Other Events.

On December 13, the Company and Tempus AI, Inc. (“Tempus”) entered into Amendment No. 3 (the “Amendment”) to the Commercialization and Reference Laboratory Agreement, dated November 25, 2023, by and between the Company and Tempus (as amended by Amendment No. 1, dated August 16, 2024, and Amendment No. 2, dated September 20, 2024, the “Commercialization Agreement”), that authorizes Tempus to market and sell NeXT Personal®, the Company’s ultra-sensitive tumor-informed minimal residual disease test, to Tempus’ pharmaceutical and biotechnology customers.

Effective on December 18, 2024, the Company and ModernaTX, Inc. (“Moderna”) entered into Statement of Work #30 (the “Statement of Work”) under the parties’ master services agreement (the “Moderna Agreement”). The Statement of Work extends the period for which the Company will provide the Company’s ImmunoID NeXT Platform® and technology (the “Services”) for the V940/mRNA-4157 clinical development program, an investigational individualized neoantigen therapy (INT), jointly developed by Merck and Moderna, to ten years following the date Moderna fulfills of its minimum volume commitments under that certain Statement of Work #14 under the Moderna Agreement (the “Initial Period”). At Moderna’s election, the Company will continue to provide the Services for up to two separate five year periods following the Initial Period. Under the Statement of Work, in the event of certain triggering events, including the Company’s insolvency, a change of control of the Company by a competitor of Moderna, or in the case of any other acquiror, where the acquiror does not assume or perform Company’s obligations under the Moderna Agreement and the Statement of Work, and certain force majeure events, Moderna has the option to obtain a non-exclusive, sublicensable, worldwide, license to certain intellectual property of the Company that is used by the Company to perform the Services under the Statement of Work or which is necessary or reasonably useful for Moderna to independently perform or have performed equivalent services, subject to certain limitations and, in the case of certain triggering events, an upfront payment in the mid-single digit millions. Additionally, under the Statement of Work, Moderna has the right to exercise an option to obtain such license on a discretionary basis following a specified date, subject to certain conditions, including in relation to total expenditure under Moderna’s agreements with the Company after the Initial Period begins. If Moderna exercises its discretionary license option, it will pay to Company an upfront payment in the very low double-digit millions, determined by the timing of exercise of such option. Subject to certain exceptions, following Moderna’s exercise of such license option until the expiration of certain Company patents covering the manufacture, use, or sale of certain assays under the Services, or until Moderna has paid the Company a specified aggregate amount, Moderna will pay to the Company specified access fees on a per-test basis for tests performed by or on behalf of Moderna.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1*	Investment Agreement, dated December 19, 2024, by and between Personalis, Inc. and Merck Sharp & Dohme LLC.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC, certain schedules and attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2024	Personalis, Inc.

	By:	/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer and Chief Operating Officer